PAGE 1
                                                                          EX-7.1




                 CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                     FOR THE JULY 25, 1997 DISTRIBUTION DATE


                       CSXT Trade Receivables Master Trust
              5.05% Trade Receivables Participation Certificates,
                                  Series 1993-1



































PAGE 2
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       Monthly Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

Initial Pool Balance                                               542,490,000
Initial Invested Amount                                            200,000,000
Required Net Series Pool Balance                                   239,993,384
Original Investor Allocation Percentage                                  44.24%
Certificate Rate                                                          5.05%
Servicing Fee  (Per Annum)                                                0.25%
Original Required Available Subordinated Amount                     36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                         130,000,000

===============================================================================
MONTHLY ACTIVITY

Total Pool Collections                                             476,630,000
Total New Receivables Sold To Trust  (New Invoices)                474,539,000
Dilutions                                                            5,323,000
Defaulted Receivables  (91 days +)                                   4,186,000
Total Pool Recoveries                                                        0
Investment Proceeds for Due Period                                           0
Interline Payables                                                 166,448,000
Overconcentration Amount                                                     0
Receivables Not Eligible                                                     0
Miscellaneous Payments  (Adjustment Payments +
    Transfer Deposit Amounts)                                                0
Monitored Receivables                                               50,487,000
Additions to Monitored Receivables                                  12,808,000
Collections of Monitored Receivables                                 9,843,000
Total Charged-Off Receivables                                          126,000
Purchaser Adjusted Invested Amount                                 125,000,000
Reassigned Receivables                                                       0

===============================================================================


MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCLATION

Series 1993-1 Certificate Rate                                             5.05%
Servicing Fee                                                              0.25%
Average Days Sales Outstanding                                             40.5
Monthly Payment Rate                                                      73.99%
Yield Reserve                                                         3,000,000
Fee Reserve                                                             112,632

INPUTS FROM PREVIOUS SERVICER REPORT

Ending Pool Balance                                                 644,208,000
Interline Payables                                                  161,922,000
Outstanding Balance                                                 482,286,000
Ending Net Receivables Pool Balance                                 427,963,000
Ending Series 1993-1 Invested Amount                                200,000,000
Ending Series 1993-1 Available Subordinated Amount                   49,563,264
Ending Deferred Monthly Servicing Fee                                         0
Ending Interest Shortfall + Additional Interest                               0
Unallocated Collections                                                       0
Principal Funding Account Balance                                             0
Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Series Adjusted Invested Amount                              249,563,264

Yield Reserve                                                         3,000,000
Fee Reserve                                                             141,588

Accumulation Period  (Y = 1; N = 2)                                           2
Early Amortization Period  (Y = 1; N = 2)                                     2

================================================================================
DELINQUENCY DATA  (As of 6/30/97)
                                                       %       Dollar Amount
                                                    ----------------------------
1-30 Days From Invoice                                   94.56%     602,048,000
31-60 Days From Invoice                                   4.07%      25,888,000
61-90 Days From Invoice                                   0.71%       4,546,000
91-120 Days From Invoice                                  0.32%       2,018,000
121-150 Days From Invoice                                 0.16%       1,038,000
151-180 Days From Invoice                                 0.07%         449,000
181-210 Days From Invoice                                 0.02%         144,000
211-240 Days From Invoice                                 0.03%         191,000
Greater Than 240 Days From Invoice                        0.06%         346,000
                                                    ----------------------------
    Total                                               100.00%     636,668,000
                                                    ----------------------------

================================================================================
CERTIFICATE REPORTING DATES

Determination Date                                                    17-Jul-97
Distribution Date                                                     25-Jul-97
Due Period                                                               Jun-97
Series 1993-1 Period Number                                                  45
Last Day of Preceding Due Period                                      30-Jun-97

ALLOCATION PERCENTAGES

Beginning Invested Amount                                           200,000,000
Series Adjusted Invested Amount  (SAIA)                             249,563,264
Purchaser Adjusted Invested Amount  (PAIA)                          125,000,000
Trust Adjusted Invested Amount  (TAIA)                              374,563,264

Series Allocation Percentage  (SAIA / TAIA)                               66.63%
Investor Allocation Percentage                                            88.62%
Investor Ownership Percentage                                             31.05%
Seller Ownership Percentage                                               68.95%

================================================================================
COLLECTIONS

Total Pool Collections                                              476,630,000
Pool Recoveries                                                               0
Total Available Collections                                         476,630,000

Series Allocable Collections
    (SAP * Total Available Collections)                             317,568,085
Series Allocable Miscellaneous Payments                                       0
Available Investor Collections                                      281,441,885
Monthly Interest Due                                                    841,667
Monthly Interest Paid                                                   841,667
Remaining Available Collections                                     280,600,219
Beginning Interest Shortfall + Additional
    Interest Due                                                              0
Beginning Interest Shortfall + Additional
    Interest Paid                                                             0
Remaining Available Collections                                     280,600,219
Ending Unpaid Interest Shortfall                                              0

Certificateholders' Monthly Servicing Fee                                62,720
Withdrawal                                                               62,720
Remaining Available Collections                                     280,537,498

Beginning Deferred Monthly Servicing Fee                                      0
Withdrawal                                                                    0
Remaining Available Collections  ("Monthly Principal")              280,537,498
Ending Deferred Monthly Servicing Fee                                         0

Charged-Off Amount                                                      126,000
Investor Allocable Charged-Off Amount                                    39,118
Withdrawal                                                               39,118
Remaining Available Collections                                     280,498,381
Investor Charge-Off Shortfall                                                 0

Deficiency Amount                                                             0
Available Subordination Draw Amount                                           0
Remaining Investor Charge-Off Shortfall                                       0

POOL BALANCE

Beginning Pool Balance                                             644,208,000
Collections                                                       (476,630,000)
New Receivables                                                    474,539,000
Dilutions                                                           (5,323,000)
Charged-Off Receivables                                                (126,000)
Ending Pool Balance                                                 636,668,000
Interline Payables                                                 (166,448,000)
Ending Outstanding Balance                                          470,220,000
Ending Net Receivables Pool Balance                                 415,547,000
Ending Net Series Pool Balance                                      276,869,826

================================================================================
REQUIRED NET SERIES POOL BALANCE

Subordination Percentage (Current Due Period)                            19.86%

Beginning Available Subordinated Amount                              49,563,264
Required Subordination Draw Amount                                            0
Invested Amount                                                     200,000,000
Ending Available Subordinated Amount                                 49,563,264
Yield Reserve                                                         3,000,000
Fee Reserve                                                             112,632
Initial Invested Amount - Invested Amount                                     0
Required Net Series Pool Balance                                    252,675,897

================================================================================
NEW ALLOCATION PERCENTAGES

Ending Invested Amount                                              200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                      249,563,264

Ending Purchaser Adjusted Invested Amount  (PAIA)                   125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                       374,563,264

Ending Series Allocation Percentage  (SAIA / TAIA)                        66.63%
Ending Investor Allocation Percentage                                     91.26%
Ending Investor Ownership Percentage                                      31.41%
Ending Seller Ownership Percentage                                        68.59%

================================================================================
CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES

  A.Dilution Percentage                                                    0.84%
  B.Monitored Receivables (As a Percentage of Pool Balance)
       Additions to Monitored Receivables                                  2.01%
       Collections of Monitored Receivables                                1.55%
                                                                           -----
       Net Additions/Reductions to Monitored Receivables                   0.46%

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                                0
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00
Additional Investor Charge-Offs                                               0
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
    Reinstatement of Investor Certificates                                    0
    Reinstatement of Investor Certificates per
       $1,000 Certificate                                                  0.00
Ending Investor Charge-Offs                                                   0
Ending Investor Charge-Offs per $1,000 Certificate                         0.00

================================================================================

AMORTIZATION EVENTS
(Yes = 1;  No = 2)                                                          Y/N
                                                                            ---

  1.Breach of material covenant or agreement pursuant to
    the Pooling and Servicing Agreement uncured for 30 days                   2
  2.Breach of representation or warranty not corrected for
    30 days                                                                   2
  3.Bankruptcy, insolvency or receivership of Seller or CSXT                  2
  4.Trust is deemed an "Investment Company"                                   2
  5.CSXT fails to convey Receivables to Seller and Servicer
    fails to make deposit to Retained Collection Account                      2
  6.Required Net Series Pool Balance exceeds Net Series Pool
    Balance                                                                   2
  7.Any Series 1993-1 Servicer Default                                        2
  8.Termination Notice delivered to Servicer                                  2
  9.Invested Amount of Series not paid in full on Expected
    Final Payment Date                                                        2
 10.Average Monthly Payment Rate for the three preceding Due
    Periods is less than 25%                                                  2

================================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount                                    39,118
Investor Recoveries                                                           0
Aggregate Investor Allocable Charged-Off Amount                          39,118
Aggregate Investor Allocable Charged-Off Amount as a
    Percentage of Ending Series Invested Amount                            0.02%
Loss Reserve                                                         26,000,000

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)

Calculation of Subordination Percentage

  A.Subordination Percentage Floor                                        13.00%

  B.I. Dilutions
       (a) Dilution Ratio -Greatest 2-month rolling average
       for prior 12 due periods                                            1.17%
       (b) Dilution Percentage- (5 * B.I.(a))                              5.83%

    II.Delinquencies
       (a)  Delinquency Ratio - Greatest 3-month rolling
             average for prior 12 Due Periods                              0.05%
       (b)  Delinquency Percentage  (7.5 * B.II.(a))                       0.39%

    IIIMonitored Receivables
       (a)  Monitored Receivables Ratio - Greatest 3-month
       rolling average for prior 12 Due Periods                            1.58%
       (b)  Monitored Receivables Percentage
             (7.5 * B.III.(a))                                            11.87%

    IV.Loss Percentage  (B.II. + B.III.)                                  12.26%

    V. Sum of Dilution and Loss Percentages (B.I. + B.IV.)                18.08%

  C.1. Alternate Dilutions
       (a)  Dilution Ratio - Greatest 2-month rolling
             average for prior 12 Due Periods                              1.17%
       (b)  Alternate Dilution Percentage  (4 * C.I.(a))                   4.66%

    II.Alternate Delinquencies
       (a)  Alternate Delinquency Percentage                               0.40%

    IIIAlternate Monitored Receivables
       (a)  Alternate Monitored Receivables Percentage                    14.80%

    IV.Alternate Loss Percentage  (C.II. + C. III.)                       15.20%

    V. Sum of Alternate Dilution and Alternate Loss
       Percentages                                                        19.86%

  D.Subordination Percentage  (Greatest of A.,
    B.V., or C.V.)                                                        19.86%

POOL FACTOR

Beginning Invested Amount                                           200,000,000
Ending Invested Amount                                              200,000,000
Pool Factor                                                           1.0000000

================================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL

Total Collections                                                   476,630,000

Available Investor Collections                                      280,498,381
Monthly Principal                                                             0
Available Principal Collections                                     280,498,381


  I.Revolving Period:
    Unallocated Collections                                                   0
    Amounts Paid to Seller  (Seller's Interest)                     280,498,381

 II.Accumulation Period / Early Amortization Period:
    Controlled Accumulation Amount                                            0
    Controlled Deposit Amount                                                 0
    Monthly Principal Deposited into Principal Funding
       Account                                                                0
    Excess Collections                                                        0
    Excess Collections Paid To Seller                                         0
    Beginning Principal Funding Account Balance                               0
    Deposits to Principal Funding Account                                     0
    Ending Principal Funding Account Balance                                  0

================================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS

Total Amount Distributed                                             841,666.67
Total Amount Allocable to Interest                                   841,666.67
Total Amount Allocable to Interest per
    $1,000 of Certificates                                                 4.21
Total Amount Allocable to Principal                                        0.00
Total Amount Allocable to Principal per
    $1,000 of Certificates                                                 0.00
Pool Factor                                                           1.0000000

SERIES 1993-1 INVESTED AMOUNT

Beginning Invested Amount                                           200,000,000
Additional Investor Charge-Offs                                               0
Reimbursement of Investor Charge-Offs                                         0
Unallocated Collections                                                       0

Invested Amount Before Principal Amortization                       200,000,000


Principal on Deposit in Principal Funding Account                             0
Ending Invested Amount                                              200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                          841,667



================================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented,and is correct to the best of my knowledge.

                                                    /s/ JAMES FEESER
                                                    ----------------
                                                    James Feeser
                                                    Assistant Controller


















PAGE 10
                      CSXT TRADE RECEIVABLES MASTER TRUST

                Certificateholders' Distribution Date Statement
                                 Series 1993-1
                      CSX Transportation, Inc. (Servicer)

Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, to the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the "Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller, (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, as Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholders and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

Distribution Date:  July 25, 1997

Due Period:  June 1, 1997 through June 30, 1997

POOL COLLECTIONS

    Aggregate amount of Collections                              476,630,000.00

    Pool Balance as of the last day of the
       preceding Due Period                                      636,668,000.00

ALLOCATION PERCENTAGES

    Series 1993-1 Allocation Percentage                                   66.63%

    Investor Allocation Percentage                                        88.62%

    Investor Ownership Percentage                                         31.05%

DISTRIBUTION TO CERTIFICATEHOLDERS

Total amount distributed to Certificateholders                       841,666.67

Total amount distributed to Certificateholders
    allocable to Interest                                            841,666.67
Total amount distributed allocable to Interest
    per $1,000 of Certificates                                             4.21

Total amount distributed to Certificateholders
    allocable to Principal                                                 0.00
Total amount distributed allocable to Principal
    per $1,000 of Certificates                                             0.00

Pool Factor                                                           1.0000000

PAGE 11


CERTIFICATE INVESTED AMOUNTS

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                        0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                       200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT

Investor Allocable Charged-Off Amount for the Due
   Period                                                             39,118.00


SUBORDINATION PERCENTAGE

Subordination Percentage for the Current Due Period                       19.86%

Ending Available Subordinated Amount                              49,563,264.29

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY

Beginning Investor Charge-Offs                                             0.00
Beginning Investor Charge-Offs per $1,000 Certificate                      0.00

Additional Investor Charge-Offs                                            0.00
Additional Investor Charge-Offs per $1,000 Certificate                     0.00

Reimbursements:
Reinstatement of Investor Certificates                                     0.00
Reinstatement of Investor Certificates per $1,000
    Certificate                                                            0.00

Ending Investor Charge-Offs                                                0.00
Ending Investor Charge-Offs per $1,000 Certificate                         0.00


POOL BALANCES

Pool Balance as of the last day of the preceding Due Period      636,668,000.00

Ending Net Receivables Pool Balance                              415,547,000.00

Ending Net Series Pool Balance                                   276,869,826.00